Exhibit 10.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

OPPORTUNITY PARTNERS L.P., Petitioner, v. DEKANIA CORP., Respondent.	: : : : : : : :	C.A. No. 4100- CC

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED by and between Petitioner, Opportunity Partners, L.P., and Respondent, Dekania Corp., through their undersigned attorneys, subject to the approval of the Court, as follows:

1.    The hearing scheduled for November 19, 2008 is cancelled.

2.    The parties agree that Respondent will hold an annual shareholders’ meeting no later than February 7, 2009, and that Respondent will distribute proxy materials for the meeting sufficiently in advance to comply with the rules of the Securities Exchange Commission and the rules of the American Stock Exchange.

3.    The parties agree that the Respondent’s proxy materials and proxy card in connection with the annual shareholder meeting will include a dissolution proposal and plan of liquidation for consideration by shareholders in accordance with Article Sixth of the Second Amended and Restated Certificate of Incorporation and the Registration Statement dated February 1, 2007.

4.    The parties further agree that the proxy materials and proxy card may also include a business strategy proposed by Respondent. If such a business strategy proposal is included in the proxy materials, the dissolution proposal will also be included, but will be contingent upon the failure of the business strategy proposal to receive sufficient shareholder votes for approval.

5.    In the event that the shareholders approve a dissolution of the corporation at the shareholder meeting, the company will distribute to the holders of the IPO shares $10 per share, in accordance with and subject to the limitations in the Registration Statement dated February 1, 2007. The company will make this distribution as soon as reasonably practicable and will use its best efforts to do so within 10 days of the shareholder meeting.

6.    Respondent agrees to pay Petitioner its reasonable attorneys’ fees and costs incurred in connection with bringing this action in the amount of $8,300 within thirty (30) days of the date of this Stipulation.

7.    Upon the approval of this Stipulation by the Chancellor, this action shall be marked as settled and dismissed without prejudice.

Dated: November 18, 2008

/s/ Carmella P. Keener	/s/ Barry Klayman

Carmella P. Keener, Esquire (#2810)

Rosenthal, Monhait & Goddess, P.A.

Suite 1401, Citizens Bank Center

919 N. Market Street

Wilmington, DE 19899-1070

Tel: (302) 656-4433

E-mail: ckeener@rmgglaw.com

Attorneys for Petitioner, Opportunity Partners L.P.

Barry M. Klayman, Esquire (DE #3676)

WolfBlock LLP

Wilmington Trust Center, Suite 1001

1100 North Market Street

Wilmington, DE 19801

Tel: (302) 777-0313

E-Mail: bklayman@wolfblock.com

Attorneys for Respondent,

Dekania Corp.

SO ORDERED:

Chancellor Chandler